EXHIBIT 32.2

Certifications Pursuant to 18 U.S.C §1350,

As Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report on Form 10-Q of BancPlus Corporation and Subsidiaries (the “Company”) for the period ended June 30, 2025 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Karlen Turbeville, Senior Executive Vice President and Chief Financial Officer of the Company, certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.
The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and
2.
The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:	August 8, 2025
/s/ Karlen Turbeville
Karlen Turbeville
Senior Executive Vice President and Chief Financial Officer